Exhibit 99.1

Pacific Energy Development Announces Closing of Acquisition of Over 23,000 Net Producing Acres in the Permian Basin
Significant Horizontal Infill Opportunities in Prolific San Andres Formation

Houston, Texas, Tuesday, September 4, 2018 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company") announced today that effective September 1, 2018 it closed the previously announced acquisition of over 23,000 net leasehold acres, all operated production, and all related existing infrastructure and certain operating companies from certain U.S. subsidiaries of Hunter Oil Corp. (OTCQX: HOILF; TSX-V: HOC). These assets are located in the Chaveroo and Milnesand fields of the prolific San Andres play in the Northwest Shelf of the Permian Basin situated in West Texas and eastern New Mexico, and are notable as follows:

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Historical production from these two fields is 48 million cumulative barrels of oil equivalent (“MMBOE”), with more than 600 MMBOE (~93%) estimated remaining in place.

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440 vertical San Andres wells have already been drilled in the two fields without a single dry hole.

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Greater than 100 feet of net thickness in the main pay zone of the San Andres reservoir across the asset provides ideal environment to apply horizontal drilling technology to existing infill locations.

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Development plan to be announced by the Company next week.

Dr. Simon Kukes, the CEO of the Company, commented, "We are pleased to announce the closing of this transformative acquisition, which, together with our D-J Basin asset, we believe will provide the Company with a core platform from which to build a significant oil and gas company. We look forward to announcing our development plans for the San Andres asset next week as we have already began the planning and design work on the development plan.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com